UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2024

TUHURA BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-37823	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 University Dr., Suite 110
Tampa, Florida 33612
(Address of Principal Executive Offices, including zip code)
Registrant’s Telephone Number, Including Area Code: (813) 875-6600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HURA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2024, the Compensation Committee (the “Committee”) of the Board of Directors of TuHURA Biosciences, Inc. (the “Company”) approved an increase to the annual base salaries of James A. Bianco, M.D., Chief Executive Officer, as well as Dan Dearborn, Chief Financial Officer, to $499,000 and $375,000, respectively, with such increase to be effective as of January 1, 2025. In approving the base salary changes for Mr. Bianco and Mr. Dearborn, the Committee considered, among other factors, the compensation practices, trends and data from the Company’s compensation peer group, consisting of comparable companies as identified by the Committee and an independent compensation consultant engaged by the Committee, with the resulting adjustment putting Mr. Bianco’s and Mr. Dearborn’s base salary level at approximately 80% of the 50th percentile of base salary levels for the peer group.

In addition, on November 12, 2024, the Committee also approved the grant of stock options to Dr. Bianco and Mr. Dearborn with a grant date of November 12, 2024. Mr. Bianco received options to purchase 1,065,990 shares of the Company’s common stock, and Mr. Dearborn received options to purchase 489,848 shares of Company common stock (the “Stock Option Awards”). The Stock Option Awards were issued under the TuHURA Biosciences, Inc. 2024 Equity Incentive Plan (the “Plan”), at a per share exercise price equal to the closing price of the Company’s common stock on the grant date of $4.94. Each Stock Option Award has a term of ten years and vests in three equal annual installments commencing on the first anniversary of the grant date, subject to the respective executive’s continued service to the Company through the applicable vesting dates.

In connection with the issuance of the Stock Option Awards, the Committee also approved the form of option agreement used to make the awards, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference, pursuant to its authority set forth in the Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.

10.1 Form of Stock Option Agreement under 2024 Equity Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUHURA BIOSCIENCES, INC.

Date:	November 15, 2024	By:	/s/ Dan Dearborn
Name: Dan Dearborn Title: Chief Financial Officer